PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
               TABULATION OF RESULTS OF CONSENT SOLICITATION


                                       Units       % of     % of Units
             Proposal                  Voted    Units Voted  Outstanding
1. Sale of assets at public auction
      Consents:                         37,113      89.4%        57.4%
      Does Not Consent:                  2,153       5.2%         3.3%
      Abstains:                          2,260       5.4%         3.5%
                                       -------
      Total Votes                       41,526

2.  Amendment of the Partnership's
    Charter documents
       Consents:                        35,117       84.6%        54.3%
       Does Not Consent:                 2,126        5.1%         3.3%
       Abstains:                         4,283       10.3%         6.6%
                                       -------
      Total Votes                       41,526

3.  Termination and liquidation
    of the Partnership
       Consents:                        37,633       90.6%        58.2%
       Not Consent:                      1,758        4.2%         2.7%
       Abstains:                         2,135        5.2%         3.3%
                                       -------
      Total Votes                       41,526


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